UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 1, 2022
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc/MN
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 Third Avenue N, Suite 356 Minneapolis, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ISIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2022, Insignia Systems, Inc. (the “Company”) entered into a Confidential Settlement Agreement and Mutual Release (the “Agreement”) with News Corporation, News America Marketing FSI LLC, and News America Marketing In-Store Services, LLC (collectively, “News America”). The Agreement memorializes the amicable settlement of the Company’s outstanding lawsuit against News America, which was pending in the United States District Court, District of Minnesota.

Pursuant to the Agreement, each party has agreed to release and covenant not to sue the other party for claims up to and including the date of the Agreement, including a requirement for each to file stipulations of dismissal of all pending claims or counterclaims against the other, and News America has agreed to pay to the Company $20,000,000.

The foregoing does not purport to be a complete summary of the terms of the Agreement and is qualified by reference to the full text of the Agreement, which is provided as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Confidential Settlement Agreement and Mutual Release dated July 1, 2022	Filed Electronically
104	Cover Page Interactive Data File	Filed Electronically

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: July 7, 2022	By:	/s/ Zackery A. Weber
Zackery A. Weber
Vice President of Finance
(on behalf of registrant)

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